UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2009

TomoTherapy Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	001-33452	39-1914727
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1240 Deming Way, Madison, Wisconsin		53717
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	608-824-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At their 2009 annual meeting held on May 1, 2009, the shareholders of TomoTherapy Incorporated (the "Company") approved a First Amendment (the "Amendment") to the Company’s 2007 Equity Incentive Plan (the "Plan"). Such shareholder approval effectuated an increase in the number of shares available for issuance under the Plan by 5,033,334 shares. The Board of Directors of the Company unanimously approved such increase in the number of shares available for issuance under the Plan on March 6, 2009, subject to shareholder approval. Descriptions of the Amendment and the Plan are included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 24, 2009 (the "Proxy Statement") under the heading "Proposal 3: Approval of an Amendment to the 2007 Equity Incentive Plan." Such descriptions are incorporated herein by reference and are qualified in their entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 99.1, and the Plan, which is contained in Appendix I to the Proxy Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number Description

99.1 First Amendment to the Company’s 2007 Equity Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TomoTherapy Incorporated

May 5, 2009	By:	/s/ Stephen C. Hathaway

Name: Stephen C. Hathaway
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	First Amendment to the Company's 2007 Equity Incentive Plan